UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events.

On February 18, 2025, Unum Group, a Delaware corporation (the “Company”), issued a news release announcing that its Board of Directors has authorized the repurchase of up to $1 billion of its outstanding shares of common stock from time to time on or after April 1, 2025. The Board of Directors also authorized the termination of the Company’s current share repurchase program as of March 31, 2025, with any unused amount under the program expiring as of that date. A copy of the news release concerning the new share repurchase authorization is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	News release of Unum Group dated February 18, 2025, concerning share repurchase authorization.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: February 18, 2025	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary